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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-53665 and 33-54553) of Kinam Gold Inc. (formerly Amax Gold Inc.) of our report dated February 9, 1998 relating to the financial statements as of December 31,1997 and for the years ended December 31, 1997 and 1996, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP

Denver, Colorado
April 15, 1999